EXHIBIT 5(ii)


                               [GRAPHIC OMITTED]

                   AETNA LIFE INSURANCE AND ANNUITY COMPANY
                             151 Farmington Avenue
                          Hartford, Connecticut 06156
                               (A STOCK COMPANY)

                                By Group Policy
                                [GVUL - 000000]

Issued to Certain Members of the New York State United Teachers and their Dependents.

The insurance described in this Certificate is provided under and is subject, in every respect, to all of the terms of the group policy. The group policy may be changed or discontinued, in whole or in part, in accordance with its terms, without the consent of any Insured.

The insurance described in this Certificate replaces and supersedes any insurance previously in force under the group policy specified above.

                             RIGHT OF EXAMINATION

This Certificate may be returned to Aetna or its representative within 10 days after its receipt. Return this Certificate to Aetna at 151 Farmington Avenue, Hartford, Connecticut 06156. Upon its return this Certificate will be deemed void from its beginning. The amount refunded will be: The difference between payments made and amounts allocated to Variable Life Account B; plus the value of amounts allocated to Variable Life Account B on the date the returned Certificate is received by Aetna; plus any charges made under this Certificate's terms on the amount allocated to Variable Life Account B.

Signed for Aetna on its Issue Date.

                                       /s/Dan Kearney
                                       President

     FLEXIBLE PREMIUM GROUP VARIABLE UNIVERSAL LIFE INSURANCE CERTIFICATE

O    FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH
O    PROCEEDS PAYABLE UPON THE FIRST EVENT TO OCCUR - SURRENDER, MATURITY OR
     DEATH
O    NON-PARTICIPATING - NO DIVIDENDS PAYABLE

     THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE AND MAY INCREASE OR DECREASE. THE DEATH BENEFIT IS PAYABLE AS DESCRIBED IN THE DEATH BENEFIT OPTIONS AND PROCEEDS SECTIONS OF THIS CERTIFICATE.

     VALUES IN EACH FUND HELD IN A SEPARATE ACCOUNT MAY INCREASE OR DECREASE DAILY. SUCH VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE CERTIFICATE VALUES SECTION OF THIS CERTIFICATE FOR MORE INFORMATION.


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                               TABLE OF CONTENTS


                  CERTIFICATE SPECIFICATIONS

PART I            DEFINITIONS

PART II           GENERAL PROVISIONS

PART III          SUICIDE AND INCONTESTABILITY

PART IV           PREMIUMS AND REINSTATEMENT

PART V            DEATH BENEFIT

PART VI           CERTIFICATE VALUES

PART VII          NONFORFEITURE PROVISIONS

PART VIII         LOANS

PART IX           CHANGES IN INSURANCE COVERAGE

PART X            SETTLEMENT OPTIONS

                  APPLICATION

                C E R T I F I C A T E     S P E C I F I C A T I O N S


NAME OF
INSURED       JOHN DOE


CERTIFICATE
NUMBER:       F 2 222 000        September 1, 1997     DATE OF ISSUE

    INSURED           SEX              AGE                    PREMIUM CLASS
       A              MALE              45                 PREFERRED NONSMOKER


BENEFICIARY - SEE ATTACHED BENEFICIARY AND OWNER ENDORSEMENT SHEET.


OWNER - THE INSURED.


SPONSORING ORGANIZATION - NEW YORK STATE UNITED TEACHERS UNION


PLAN - FLEXIBLE PREMIUM VARIABLE UNIVERSAL LIFE INSURANCE CERTIFICATE - UNISEX


INITIAL SPECIFIED AMOUNT:  $175,000            DEATH BENEFIT OPTION:  1

MINIMUM SPECIFIED AMOUNT:  $50,000

MATURITY DATE: SEPTEMBER 1, 2052

INITIAL PLANNED PREMIUM:                   $      XX.00
INITIAL PREMIUM MODE:                           Monthly

BASIC MONTHLY PREMIUM                      $      XX.00   MONTHLY DEDUCTION DAY
     BASIC CERTIFICATE ONLY                $      XX.00   THE 1ST OF EACH MONTH
     DISABILITY BENEFIT RIDER              $       0.00
     ACCELERATED BENEFIT RIDER             $       0.00
     ACCIDENTAL DEATH BENEFIT RIDER        $       0.00

NO LAPSE COVERAGE EXPIRATION DATE:  September 1, 2002


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F 2 222 000                                           JOHN DOE   Page 2 of 3


NET PREMIUM INITIAL ALLOCATION PERCENTAGES:
         FIXED ACCOUNT                                100%

GUARANTEED CERTIFICATE FEE:
     1) $ 19.00 PER MONTH FOR THE FIRST  CERTIFICATE YEAR; AND
     2) $ 11.00 PER MONTH FOR EACH CERTIFICATE YEAR AFTER THE FIRST.

MAXIMUM PREMIUM LOAD:    10.0%



GUARANTEED INTEREST RATE FOR FIXED ACCOUNT VALUE: 4.0% PER YEAR EXCESS INTEREST WILL BE AS PROVIDED BY AETNA. FOR ANY PORTION OF THE FIXED ACCOUNT VALUE SECURED BY A LOAN, THE INTEREST CREDITED WILL NEVER BE LESS THAN 4.0% PER YEAR.

GUIDELINE ANNUAL PREMIUM:                   $X.XXX.00

THE PLANNED PREMIUM AMOUNT SHOWN ABOVE MAY NOT CONTINUE THE CERTIFICATE IN FORCE TO THE MATURITY DATE EVEN IF THIS AMOUNT IS PAID AS SCHEDULED. THE PERIOD FOR WHICH THE CERTIFICATE WILL CONTINUE WILL DEPEND ON:

     1.  THE AMOUNT, TIMING AND FREQUENCY OF PREMIUM PAYMENTS;

     2.  CHANGES IN THE SPECIFIED AMOUNT AND THE DEATH BENEFIT OPTIONS;

     3.  CHANGES  IN  INTEREST   CREDITED,   FUND  PERFORMANCE  AND  MORTALITY
         DEDUCTIONS;

     4.  DEDUCTIONS FOR RIDERS AND BENEFITS;

     5.  PARTIAL SURRENDERS AND LOANS.

AN ADMINISTRATIVE FEE OF $25 MAY APPLY FOR EACH PARTIAL SURRENDER.

F 2 222 000                                           JOHN DOE   Page 3 of 3


                                                     TABLE OF
                                        GUARANTEED MAXIMUM INSURANCE RATES
                                         PER $1,000 OF THE AMOUNT AT RISK

     ATTAINED            MONTHLY            ATTAINED          MONTHLY           ATTAINED             MONTHLY
       AGE                RATE                AGE             RATE                AGE                RATE

PART I - DEFINITIONS

ANNUITANT
The person whose life determines the amount of life-contingent payments.

ATTAINED AGE
Issue age of the Insured as shown in the Certificate Specifications, increased by the number of Certificate Years elapsed. Issue Age is the Insured's Age on his/her birthday nearest this Certificate's Date of Issue.

BASIC MONTHLY PREMIUM
The amount of premium that must be paid to continue coverage in force under the No Lapse Coverage provision.

CERTIFICATE MONTH
The Certificate Month begins each month on the same day of the month as the Issue Date.

CERTIFICATE YEAR/CERTIFICATE ANNIVERSARY
The first Certificate Year is the 12-month period beginning on the Issue Date. Each Certificate Anniversary is equal to the Issue Date plus 1 year, 2 years, etc.

DEPENDENT
A Member's unmarried child, unmarried legally-adopted child or stepchild at least 14 days of age but under 19 years of age.

A Member's unmarried child, unmarried legally-adopted child or stepchild at least 14 days of age but under 25 years of age, if that child: (1) is going to school on a regular, full-time basis; and (2) depends mainly on the Member for support.

A Member's unmarried child, unmarried legally-adopted child or stepchild at least 19 years of age if that child: (1) depends mainly on the Member for support; and (2) is incapable of self-sustaining employment by reason of mental or physical disability. Proof of the child's disability and dependence must be submitted to Us within 31 days after the date the child would otherwise cease to be a Dependent. For 2 years after that, We may, from time to time, require proof of the continuation of such condition and dependence. After that, We may require proof no more than once a year.

DOMESTIC PARTNERS
Married adults or two adults, of the same or different sex, engaged in a spouse-like relationship characterized by mutual caring and dependency, who have signed a form, satisfactory to Us and received at our Home Office, certifying to their relationship.

FIXED ACCOUNT
A non-variable funding option available on this Certificate that guarantees a minimum interest rate of 4% per year.

FIXED ACCOUNT VALUE
The non-loaned portion of this Certificate's Total Account Value attributable to the non-variable portion of this Certificate. The Fixed Account Value is part of the general assets of the Company.

FUND(S)
One or more of the underlying variable funding options available under this Certificate. Each of the funds is a separate investment portfolio of an open-end management investment company (mutual fund) whose shares are purchased by the Separate Account to fund the benefits provided by this Certificate.

HOME OFFICE
Our main  office,  located at 151  Farmington  Avenue,  Hartford,  Connecticut
06156.


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INSURABILITY REQUIREMENT
A person satisfies the Insurability Requirement only if and when We accept that person as insurable. To decide whether a person is insurable, We will require proof of good health. The proof may include a health questionnaire, a physical exam and other types of information and tests and will vary based on the amount of coverage requested and Our standard practices at the time.

INSURED
The person covered for life insurance under this Certificate. An Insured must be (a) an eligible Member or agency fee payer of the New York State United Teachers (a 'Member'); (b) a Member's Dependent; or (c) a Member's Domestic Partner.

ISSUE DATE
The date shown on the Certificate Specifications or supplemental Certificate Specifications. Coverage is contingent upon payment of the first premium and issue of this Certificate as provided in the application.

LOAN ACCOUNT VALUE
The sum of all unpaid loans. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued loan interest.

MATURITY DATE
The Certificate Anniversary on which the Insured's Attained Age is 100.

MEMBER
A member or agency fee payer of the New York State United Teachers who is eligible for coverage under the group policy.

MINIMUM SPECIFIED AMOUNT
The Specified Amount cannot be decreased below this amount. The Minimum Specified Amount is shown in the Certificate Specifications.

MONTHLY DEDUCTION
A charge assessed against the Total Account Value which includes the Cost of Insurance, a monthly Certificate fee and any charges for supplemental benefit riders. Monthly Deductions begin on the Issue Date and occur on each Monthly Deduction Day thereafter.

MONTHLY DEDUCTION DAY
The first Monthly Deduction Day is the Issue Date. Monthly Deduction Days occur each month thereafter on the same day of the month as the Issue Date.

NET PREMIUM
Equal to the premium paid, less the deduction for the premium load.

NET SINGLE PREMIUM
The amount required to purchase a guaranteed benefit assuming the Certificate's Surrender Value is allocated to the Fixed Account, using the Insured's Attained Age and premium class. The Net Single Premium is determined using guaranteed interest of 4.0% per year and guaranteed Cost of Insurance Rates.

PAYEE
The person who receives annuity payments.

PROCEEDS
The amount that We will pay upon the Death of the Insured, the Maturity Date or upon surrender as described in the Proceeds provision.


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SEPARATE ACCOUNT(S)
Variable Life Account B; or, when referring to a settlement option as described in the Settlement Options provisions of this Certificate, Variable Annuity Account B.

SEPARATE ACCOUNT VALUE
The portion of this Certificate's Total Account Value attributable to the variable portion of this Certificate. This Certificate's Separate Account Value is held in Variable Life Account B.

SPECIFIED AMOUNT
The amount chosen by the Owner and used in determining the Death Benefit. It may be decreased or increased as described in this Certificate. The Specified Amount is shown in the Certificate Specifications or in the supplemental Certificate Specifications, if later changed. The Specified Amount must be elected in increments of $1,000 and cannot be decreased below the Minimum Specified Amount.

SUBSEQUENT APPLICATION(S)
Any application after the initial application initiated by You or by Us.

TOTAL ACCOUNT VALUE

The sum of the Fixed Account Value, the Separate Account Value and the Loan Account Value.

VALUATION DATE
Any day on which the New York Stock Exchange is open for trading and on which any relevant Funds value their shares.

VALUATION PERIOD
The period of time commencing, usually at 4:15 p.m. Eastern Time on each Valuation Date and ending 4:15 p.m. Eastern Time on the next Valuation Date.

VARIABLE ANNUITY ACCOUNT B
A Separate Account which segregates assets attributable to the variable portion of annuity contracts and life insurance settlement options from other assets of the Company. Its assets are invested in shares of the Funds.
Variable Annuity Account B holds all or a portion of the Certificate's Proceeds if a variable settlement option is elected.

VARIABLE LIFE ACCOUNT B
A Separate Account which segregates assets attributable to the variable portion of life insurance from other assets of the Company. Its assets are invested in shares of the Funds.

VARIABLE OPTION
One or more of the variable funding options available under this Certificate.

WE, OUR, US, COMPANY
Refers to Aetna Life Insurance and Annuity Company, its successors or assigns.

WRITTEN REQUEST
A request in writing, in a form satisfactory to Us and received by Us at the Home Office.

YOU/YOUR
Refers to the Owner of this Certificate.


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PART II - GENERAL PROVISIONS

OWNER
Unless otherwise specified in the Certificate or on the application form or as later changed, this Certificate is owned by the Insured.

All rights granted by this Certificate or allowed by Us belong to the Owner.

BENEFICIARY
The individual(s) or entity(ies) that will receive any Proceeds on the death of the Insured is the Beneficiary. The Beneficiary is as stated in the application form, unless later changed.

If no Beneficiary has been named, or if no named Beneficiary is living at the time of the Insured's death, all Proceeds will be paid to the Owner or the Owner's executors, administrators, or assigns.

CHANGES IN OWNER AND BENEFICIARY
Unless this Certificate states otherwise, the Owner and the Beneficiary, or both, may be changed. This may be done as often as desired by the Owner while this Certificate is in force.

To change the Owner or Beneficiary Your Written Request must be sent to Us. When We give Our written acceptance, the change will take effect as of the date Your Written Request was signed. The change will be subject to any action We take before Our written acceptance of the change.

ASSIGNMENT
A copy of an Assignment must be on file at the Home Office. Until We receive such notice, We will not be required to take notice of, or be responsible for, any transfer of any interest in this Certificate by Assignment, agreement, or otherwise.

We are not responsible for the validity of any Assignment. The rights of the Owner and the interest of the Beneficiary will be subject to the rights of any assignee of record.

NON-PARTICIPATING No dividends will be paid.

CERTIFICATE SETTLEMENT
All amounts payable by Us will be paid by the Home Office. We will deduct from the amount payable at settlement any Loan Account Value plus accrued interest and any overdue amount necessary to keep the coverage in force to the date that Proceeds are payable. We may require return of this Certificate.

MISSTATEMENT OF AGE
If the Insured's age is misstated, the amount of the Death Benefit will be adjusted to reflect the coverage that would have been purchased by the most recent Monthly Deduction for the correct age.

CHANGE OF ADDRESS
You must notify Us at the Home Office of a change in Your mailing address. All notices will be sent to the last known address of record.

ANNUAL REPORT
At least once after each Certificate Anniversary We will send You a report. The report will show the Total Account Value, the Surrender Value and the Death Benefit on the date of the report. It will also show, since the last report, at least the following information:

o   gross premiums paid;

o   the Cost of Insurance and the cost of riders;

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o   interest and investment return credited to the Total Account Value;

o   the amount of any surrenders or Partial Surrenders;

o   a summary of loan activity;

o a projection of the Total Account Value, Loan Account Value and Surrender Value as of the succeeding Certificate Anniversary; and

o any other information required by the State of New York or by any other jurisdiction.

ILLUSTRATION OF BENEFITS
We will provide an illustration of future Death Benefits and Total Account Values, based on stated assumptions, at any time upon Written Request. We reserve the right to charge a fee for this service.

PROCEEDS
Proceeds on the Insured's death will equal:

o   the Death Benefit; less

o   the Loan Account Value plus any accrued interest; less

o any payment required to keep the Certificate in force through the date of death.

Proceeds on death are computed as of the date of death and are payable after receipt at the Home Office of due proof of the Insured's death and all other information necessary for such payment to be made.

Proceeds on the Maturity Date will equal:

o   the Total Account Value on the Maturity Date; less

o   the Loan Account Value on the Maturity Date plus any accrued interest.

Proceeds on surrender are as described in the Surrender Value provision.

All Proceeds are subject to adjustment under the Misstatement of Age, Incontestability, Suicide Exclusion and Grace Period provisions.

RIGHT TO DEFER PAYMENT
Payments of any Separate Account Value will be made within 7 days after Our receipt of Your Written Request. However, the Company reserves the right to suspend or postpone the date of any payment of any benefit or values for any Valuation Period (1) when the New York Stock Exchange is closed (except holidays or weekends); (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission (SEC) so that disposal of the securities held in the Funds is not reasonably practicable or it is not reasonably practicable to determine the value of the Funds' net assets; or (4) during any other period when the SEC, by order, so permits for the protection of security holders. For payment from the Separate Account in such instances, We may defer payment of:

o   Surrender or Partial Surrender Values;

o   any Proceeds on death in excess of the current Specified Amount; or

o   any portion of the loan value.

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Payment  of any Fixed  Account  Value may be  deferred  for up to six  months, except when used to pay premiums due Us.

TERMINATION OF COVERAGE
Coverage under this Certificate will terminate on the earliest to occur of:

o   the death of the Insured; or

o   the date coverage terminates as provided under the Grace Period provision;
    or

o   the Maturity Date; or

o   the date coverage is surrendered; or

o the date the Insured ceases to be a Member of the New York State United Teachers, or

o the date the Insured is no longer eligible for coverage under the Certificate as a Domestic Partner or a Dependent and declines membership in the New York State United Teachers; or

o   the date the New York State United Teachers discontinues the group policy.

CONVERSION PRIVILEGE
If coverage under the Certificate terminates because (a) the Insured ceases to be a Member of the New York State United Teachers; or (b) the Insured is no longer eligible for coverage under the Certificate as a Domestic Partner or Dependent and declines membership in the New York State United Teachers; or
(c) the New York State United Teachers discontinues the group policy, the amount of insurance which ceases may be converted to any permanent plan of life insurance that We make available for such purpose. Your Written Request to convert must be received by Us and the first premium paid on the new policy within 31 days from the date of termination of coverage.

If the Insured dies during that 31-day period, the amount that he/she could have converted will be payable as a death benefit to the Beneficiary.

The new policy will be issued:

o based on the Insured's Attained Age and sex at Our current rates at the time of conversion;

o with the same premium class as would have been assigned to the Insured for the new policy had it been issued on this Certificate's Issue Date;

o subject to any limitations of risk or assignments outstanding against this Certificate.

Extra benefit riders in force on this Certificate at the time of conversion can be issued on the new policy without satisfying the Insurability Requirement only with Our consent. Extra benefit riders must be currently available for sale with the new policy.

After an individual policy becomes effective for any person, that policy will be in exchange for all benefits and privileges under the group policy as regards the person involved and the amount that could have been converted.

The new policy will not take effect if the Insured is not living on the issue date of the new policy.

If the Conversion Privilege is not exercised, the Owner would receive the full Surrender Value. The Surrender Value would be effected as of the end of the Valuation Period in which coverage terminates.


PART III - SUICIDE AND INCONTESTABILITY

SUICIDE EXCLUSION
If the Insured dies by suicide within 2 years from the Issue Date, the insurance will end and We will pay:


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o   the difference between payments made and amounts allocated to the Separate
    Account; plus

o   the Separate Account Value; plus

o any charges made under this Certificate's terms on the Separate Account Value; less

o   the sum of:

    o   the Loan Account Value transferred from the Fixed Account Value; plus

    o   the interest due on the Loan Account Value; plus

    o   the value of any Partial Surrenders from the Fixed Account Value; plus

    o any interest earned on the Loan Account Value transferred to the Separate Account Value.


If the Insured dies by suicide within 2 years from the Issue Date of any increase in coverage, We will pay only the Monthly Deductions for the increase in coverage.

If the Insured dies by suicide more than 2 years from the Issue Date but within 2 years from the Issue Date of any increase in coverage, We will pay:

o the Proceeds on death for any coverage in effect more than 2 years from the Issue Date of coverage; plus

o   the Monthly Deduction charges for the increase in coverage.

All amounts will be calculated as of the date of the suicide.

INCONTESTABILITY
With respect to statements made by or on behalf of the Insured in the initial application form(s) or in any subsequent Application Form(s) for the Insured:
We will not contest coverage under this Certificate after it has been in force during the lifetime of the Insured for 2 years from the Issue Date.

With respect to statements made in any Subsequent  Enrollment  Form(s) for the
Insured: We will not contest coverage relating to Subsequent Application Form(s) after coverage has been in force during the lifetime of the Insured for 2 years from the Issue Date of such coverage or from the Issue Date of any reinstatement.

If  coverage  under  this  Certificate  is  contested,   Your  rights  or  the
Beneficiary's rights may be affected.


PART IV - PREMIUMS AND REINSTATEMENT
GENERAL
Sufficient premiums must be paid to continue this Certificate in force. The initial premium is due on the Issue Date. Premium due dates are measured from the Issue Date.

We may apply limits for Planned premiums and Additional Premiums as necessary to preserve the status of this Certificate as life insurance under federal tax law.

We may require that the Insured satisfy the Insurability Requirement if payment of a new Planned Premium or an Additional Premium during the current Certificate Year would increase the difference between the Death Benefit and the Total Account Value.


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PREMIUM LOAD
Before a premium is allocated to the Total Account Value, a percentage of premium, guaranteed not to exceed 10%, will be deducted to cover certain expenses associated with sales, start-up and maintenance costs of this Certificate.

PLANNED PREMIUMS
A Planned Premium is the premium amount that the Member agrees to pay and We agree to bill. The frequency of the Planned Premiums (for example, bi-weekly or monthly) will be determined by the billing arrangement agreed to by Us and the New York State United Teachers. The amount and frequency of the Planned Premium as of the Issue Date are shown in the Certificate Specifications.

ADDITIONAL PREMIUMS
Additional Premiums are premium payments in excess of Planned Premiums. Additional Premiums may be paid at any time while this Certificate is in force and before the Maturity Date.

ALLOCATION OF PREMIUM
Each Net Premium will be allocated to the Funds You select under Variable Life Account B and/or the Fixed Account in the percentages indicated in the Certificate Specifications. If these percentages are changed in accordance with the Changes in Allocation Percentages provision of this Certificate, We will send notification to You confirming the change.

CHANGES IN ALLOCATION PERCENTAGES
Allocation percentages may be changed at any time by Your Written Request to Us. Allocations must be changed in whole percentages. The change will be effective as of the date of the next premium payment after You notify Us.

NO LAPSE COVERAGE
This Certificate will not terminate within the 5-year period after the Issue Date or the Issue Date of any increase if on each Monthly Deduction Day within that period the sum of premiums paid within that period equals or exceeds:

o The sum of the Basic Monthly Premiums, for each Certificate Month from the start of the period, including the current month; plus

o   Any Partial Surrenders; plus

Any increase in the Loan Account Value since the start of the period.

If on any Monthly Deduction Day within the 5-year period the sum of premiums paid is less than the sum of the above and there is insufficient Surrender Value, the Grace Period provision will apply.

After the 5-year period expires, the Surrender Value may be insufficient to keep this Certificate in force. Payment of an Additional Premium may be necessary.

The Basic Monthly Premium is shown in the Certificate Specifications or Supplemental Certificate Specifications if later changed.

GRACE PERIOD
If this Certificate is within the No Lapse Coverage period and the Surrender Value is insufficient to allow a Monthly Deduction on the Monthly Deduction Day, We will allow You 61 days of grace for payment of an amount sufficient to allow the Monthly Deduction. We may require payment of the amount equal to the lesser of (1) or (2) where:

    (1) is the amount necessary to meet the conditions of the No Lapse Coverage provision; or


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

    (2) is an amount sufficient to cover the Monthly Deduction(s) that would result in the Surrender Value being greater than zero.

If this Certificate is no longer within the No Lapse Coverage period and the Surrender Value is insufficient to allow a Monthly Deduction on a Monthly Deduction Day, We will allow You 61 days of grace for payment of an amount sufficient to allow the Monthly Deduction. We may require payment of the amount necessary to keep the coverage under this Certificate in force for the current month plus two additional months.

If payment is not made within 61 days after the Monthly Deduction Day, the Certificate will terminate without value at the end of the Grace Period. The termination will be effective on the Monthly Deduction Day for the first unpaid Monthly Deduction.

Written notice will be mailed to Your last known address, according to Our records, not less than 61 days before termination of this Certificate. This notice will also be mailed to the last known address of any assignee of record.

During the days of grace, this Certificate will stay in force. If the Insured's Death occurs during the days of grace, We will deduct an amount required to keep this Certificate in force from that Death Benefit.

REINSTATEMENT
If this Certificate terminates as provided in the Grace Period provision, it may be reinstated. To reinstate, the following conditions must be met:

o You must apply for reinstatement within 5 years of the date of termination and before the Certificate's Maturity Date.

o We must receive evidence that the Insured satisfies the Insurability Requirement.

o We must receive a premium payment sufficient to keep this Certificate in force for the current month plus two additional months.

If this Certificate is reinstated within a No Lapse Coverage period, all values including the Loan Account Value would be reinstated as they were the date of lapse.

If this Certificate is reinstated after a No Lapse Coverage period has expired, the coverage would be reinstated on the Monthly Deduction Day following Our approval. The Total Account Value at reinstatement would be the Net Premium paid less the Monthly Deduction for that day. Any Loan Account Value would not be reinstated.

If this Certificate has been surrendered in exchange for payment of its full Surrender Value, it cannot be reinstated.

Extra benefit riders will be reinstated only with Our consent.


70263-96
                                       9

PART V - DEATH BENEFIT
DEATH BENEFIT OPTIONS
GENERAL
The Proceeds payable upon the Insured's Death will be based upon one of the following Death Benefit Options You choose. The Death Benefit Option as of the Issue Date will be shown on the Certificate Specifications or, if changed, on the Supplemental Certificate Specifications.

OPTION 1
The Specified Amount includes the Total Account Value. Under this option, the Death Benefit will be the greater of the Specified Amount or a percentage of the Total Account Value. This percentage is described in the table below.

OPTION 2
The Specified Amount is in addition to the Total Account Value. Under this option, the Death Benefit will be the greater of the Specified Amount plus the Total Account Value on the date of death or a percentage of the Total Account Value. This percentage is described in the table below.

 ---------------------------------------------------------------------------------------------------------------------------------
                      ACCOUNT                          ACCOUNT                          ACCOUNT                           ACCOUNT
   ATTAINED            VALUE        ATTAINED            VALUE       ATTAINED            VALUE         ATTAINED             VALUE
      AGE                %            AGE                 %           AGE                 %             AGE                  %
 ---------------------------------------------------------------------------------------------------------------------------------
      0-40              250%
        41              243             51              178%             61             128%              71              113%
        42              236             52              171              62             126               72              111
        43              229             53              164              63             124               73              109
        44              222             54              157              64             122               74              107
        45              215             55              150              65             120             75-90             105
        46              209             56              146              66             119               91              104
        47              203             57              142              67             118               92              103
        48              197             58              138              68             117               93              102
        49              191             59              134              69             116               94              101
        50              185             60              130              70             115              95 +             100
 ---------------------------------------------------------------------------------------------------------------------------------


PART VI - CERTIFICATE VALUES
BASIS OF CALCULATION
The values of this Certificate equal or exceed those required by law in the state where this Certificate is delivered. A detailed statement has been filed with the State that shows how to compute those values.

INTEREST CREDITED
We will credit interest on the Fixed Account Value at the guaranteed rate of 4.0% per year. This guaranteed rate equals 0.32737%, per month, compounded monthly. We may credit interest in excess of the guaranteed rate.

Beginning in Certificate Year 11 the interest earned by that portion of the Loan Account Value equal to a hardship/education loan will be credited at a rate equal to the guaranteed loan interest rate. Interest, at the rates specified, will be earned by the Loan Account Value and credited to the Fixed Account Value and the Separate Account Value in the same proportion in which the Loan Account Value was originally deducted from these values.

Interest credited to the Loan Account Value will never be less than 4.0% per year.

FIXED ACCOUNT VALUE
The Fixed Account Value will be:

o   the value of the Net Premiums credited to the Fixed Account Value; less


70263-96
                                      10

o   the portion of Monthly Deductions taken from the Fixed Account Value; plus

o   interest credited; less

o   any transfers of value out of the Fixed Account Value; plus

o   any transfers from the Fund(s) to the Fixed Account Value; plus

o interest earned on the Loan Account Value attributable to the Fixed Account Value; plus

o   any loan repayments credited to the Fixed Account Value.

SEPARATE ACCOUNT VALUE
The Separate Account Value will be the sum of the Fund Account Values.

A.  Fund Account Value

    The portion of each Net Premium, transfer, or loan repayment allocated to a Fund plus any interest earned on the Loan Account Value which is attributable to that Fund is credited to this Certificate in the form of accumulation units. Accumulation units measure the value of Your interest in each applicable Variable Option. The number of accumulation units credited is equal to that Fund's portion of the amount being credited divided by the Accumulation Unit Value for that Variable Option for the Valuation Period in which the amount being credited. Similarly, accumulation units are canceled as surrenders, Partial Surrenders, loans, transfers and deductions are made from that variable option.

    The Fund Account Value of each Variable Option will equal the Accumulation Unit Value for a Variable Option multiplied by the number of accumulation units for that Variable Option credited to this Certificate.


B.  Accumulation Unit Value

    The Accumulation  Unit Value is determined by multiplying the value of the
    Variable  Option's   accumulation  unit  for  the  immediately   preceding
    Valuation Period by the net investment factor for the current period.

    The net investment factor equals the net investment rate plus 1.0. The net investment rate is determined separately for each Variable Option held in Variable Life Account B as follows:

o the value of the Variable Option's accumulation units held in Variable Life Account B at the end of a Valuation Period; less

o the value of the Variable Option's accumulation units held in Variable Life Account B at the beginning of that Valuation Period, adjusted by any taxes or provisions for taxes attributable to the operation of Variable Life Account B; divided by

o the value of the Variable Option's accumulation units held in Variable Life Account B at the beginning of the Valuation Period; less


70263-96
                                      11

    o a daily charge at an annual rate not to exceed .90% of net assets of the Fund for mortality and expense risks attributable to policies funded through Variable Life Account B.

CHARGES TO CERTIFICATE VALUES
Charges and deductions made according to this Certificate's provisions will be deducted from the Separate Account Value and the Fixed Account Value in the same proportion that these Values bear to the sum of the Fixed Account Value and the Separate Account Value on the date of the deduction.

The portion of the deduction attributable to the Separate Account Value will reduce each Fund Account Value proportionately. The value deducted from each Fund is determined by dividing the amount of the deduction attributable to that Fund by the Variable Option's Accumulation Unit Value for the Valuation Period when the charge was made. The resulting number of Variable Option accumulation units will be deducted from the total accumulation units for that Fund.

The portion of the deduction attributable to the Fixed Account Value will be deducted from that Value as a dollar amount.

TRANSFERS WITHIN ACCOUNTS
At any time prior to the Maturity Date, You may transfer all or part of each Fund Account Value to any other Fund or to the Fixed Account Value at any time. Funds may be transferred between the Funds or from the Funds to the Fixed Account. We reserve the right to charge an administrative fee for more than 12 transfers per year.

We reserve the right to limit the total number of Funds You may elect over the Certificate's lifetime to 15.

Within the forty-five days following a Certificate Anniversary, You may request a transfer of a portion of the Fixed Account Value to one or more of the Funds. This type of transfer is allowed only once within these forty-five days and We must receive Your request at the Home Office within the forty-five days. The transfer will be effective on the Valuation Date that Your request is received by the Home Office. The amount of such transfer cannot exceed the greater of 25% of the Fixed Account Value or $500. If the Fixed Account Values is less than or equal to $500, You may transfer all or a portion of the Fixed Account Value. We may increase this limit from time to time.

Accumulation units for each Variable Option will be added to or subtracted from Your Separate Account Value, based on each Variable Option's Accumulation Unit Value at the end of the Valuation Period when request for such transfer is received by Us. A dollar amount will be added to or subtracted from the Fixed Account Value according to the terms of Your request for transfer.

MONTHLY DEDUCTIONS
Monthly Deductions will be deducted as described in the Charges to Certificate Values provision.

o   the Cost of Insurance as calculated below; plus

o   a monthly Certificate fee, shown in the Policy Specifications; plus

o   any charge for rider benefits

COST OF INSURANCE
The Cost of Insurance on any Monthly Deduction Day will be (1) multiplied by the result of (2) minus (3) where:

    (1) equals the Cost of Insurance Rate on that date divided by 1,000;

    (2) equals the Death Benefit on that date divided by 1.0032737;


70263-96
                                      12

    (3) equals the Total Account Value on that date before computing the Monthly Deductions for the Cost of Insurance for this Certificate.

COST OF INSURANCE RATE
The monthly Cost of Insurance rate is based on the Insured's issue age, number of Certificate Years elapsed, Specified Amount and premium class. For an increase in the Specified Amount, the premium class for that increase will be used. If the Insured is assigned a premium class which designates "smoker" and this classification changes, You may, by Written Request, reclassify the Insured any time after the first Certificate Anniversary. Upon Our acceptance of the change, supplemental Certificate Specifications will be sent to You.

The monthly Cost of Insurance Rates may be adjusted by Us from time to time. Adjustments will be on a class basis and will be based on Our estimates for future factors such as mortality, investment income, expenses, and the length of time the Certificates stay in force. Any adjustments will be made on a nondiscriminatory basis.

The rate during any Certificate Year will never exceed the rate shown for that year in the Table of Guaranteed Maximum Insurance Rates in the Certificate Specifications. Those rates are based on the 1980 Commissioners Standard Ordinary Mortality Table D, unisex, 50% male, 50% female, Smoker or Nonsmoker.


PART VII - NONFORFEITURE PROVISIONS
CONTINUATION OF COVERAGE
Coverage under this Certificate will continue to the Maturity Date as long as the Surrender Value is sufficient to cover each Monthly Deduction. If the Surrender Value is insufficient to cover a Monthly Deduction, the Grace Period provision will apply except as provided under the No Lapse Coverage provision.

SURRENDER VALUE
By Written Request You may, at any time while the Certificate is in force, surrender the coverage in effect in exchange for payment of its full Surrender Value. Partial Surrenders will also be allowed. We reserve the right to defer payments as provided under the Right to Defer Payment provision.

The full Surrender Value under this Certificate will equal the Total Account Value on the date of surrender less the Loan Account Value plus any accrued interest.

PARTIAL SURRENDERS
Partial Surrenders may be made beginning in the 2nd Certificate Year. The minimum amount of any Partial Surrender is $500. We may also charge an administrative fee of $25.

If the Death Benefit option in effect is Option 1, a Partial Surrender will reduce the Total Account Value, Death Benefit, and Specified Amount. The Specified Amount and Total Account Value will be reduced by equal amounts. However, We will not allow a Partial Surrender if the Specified Amount will be reduced below the Minimum Specified Amount.

If the Death Benefit option in effect is Option 2, a Partial Surrender will reduce the Total Account Value and the Death Benefit. The Specified Amount will not be reduced.

If the Death Benefit option in effect is determined as a percentage of the Total Account Value, the Partial Surrender may not reduce the Specified Amount.


70263-96
                                      13

PAID-UP NONFORFEITURE OPTION
By Written Request You may elect, at any time, to continue the coverage in effect as paid-up life insurance.

The Surrender Value will be applied as a Net Single Premium to determine the Specified Amount of the paid-up insurance. The cost of the paid-up insurance will be based on the guaranteed maximum Cost of Insurance Rates in this Certificate and an interest rate of 4.0% compounded annually. However, the Specified Amount of the paid-up insurance cannot exceed the Death Benefit under this Certificate as of the Issue Date of the paid-up insurance. Any excess Surrender Value will be refunded to You.

The paid-up insurance may be surrendered at any time for its Surrender Value, less any outstanding loan balance. The Surrender Value will be equal to the Net Single Premium for the paid-up insurance on the date of surrender.

The Issue Date of the paid-up insurance will be the Monthly Deduction Day which occurs on or immediately after the date Your request is received by Us.

As of the Issue date:

o no further premium payments, Monthly Deductions, excess interest credits or changes in coverage may be made;

o   Loans as described in this Certificate will be allowed; and

o   all extra benefit riders will terminate.


PART VIII - LOANS
GENERAL
We will grant loans. The amount of all loans will not be more than the Loan Value. The Loan Value is 90% of the sum of the Separate Account Value and the Fixed Account Value.

The amount of the loan will be transferred out of the Fixed Account and Separate Account Values as described in the Certificate Values provision. The loan amount increases the Loan Account Value.

The Loan Account Value plus accrued interest will reduce any Proceeds. If the Loan Account Value exceeds the sum of the Separate Account Value and the Fixed Account Value, the Grace Period provision will apply.

Loans and loan repayments will be effected as of the end of the Valuation Period in which We receive the Written Request for the loan or the repayment, respectively.

HARDSHIP/EDUCATION LOANS
Beginning in the 11th Certificate Year and on each Certificate Anniversary thereafter, that portion of the Loan Value attributable to the Separate Account Value may be available for a hardship and/or education loan. The interest rate charged on a hardship and/or education loan will equal the interest rate credited to the portion of the Loan Account Value equal to the hardship and/or education loan.

LOAN INTEREST RATE CHARGED
Interest, at an annual effective rate, will be charged on the Loan Account Value. The Loan Interest Rate is 8% per year on the Loan Account Value that is not treated as a hardship and/or education loan The Loan Interest Rate charged on a hardship and/or education loan is 4%. Interest is due and payable on the next Certificate Anniversary, the date a Certificate ends or upon full repayment of the Loan Account Value.


70263-96
                                      14

Any interest not paid when due will be added to the Loan Account Value on the Certificate Anniversary and will itself bear interest on the same terms.

REPAYMENT
A loan may be repaid in full or in part at any time prior to the Maturity Date as long as the coverage is in force and the Insured is alive. The amount necessary to repay all loans in full is the Loan Account Value plus any accrued interest. Any payment We receive will be deemed to be a premium payment unless You specifically designate it as a loan repayment.

Loan repayments will be allocated to the Fixed Account Value and the Separate Account Value in the same proportion in which the loan was taken. The Loan Account Value will be reduced by the amount of any loan repayment.


PART IX - CHANGES IN INSURANCE COVERAGE

GENERAL
For any change in coverage We will require Your Written Request. Supplemental Certificate Specifications and/or a notice confirming the change will be sent to You once the change is completed.

Although We are under no obligation to identify transactions that may cause this Certificate to become a Modified Endowment Contract, if We do so, We reserve the right, but are not obligated to, refrain from implementing the transaction pending advice from You.

INCREASE IN SPECIFIED AMOUNT
You may increase the Specified Amount at any time.

The Insured will be required to satisfy the Insurability Requirement.

The Issue Date for any increase will be shown in the Supplemental Certificate Specifications.

The Surrender Value immediately after an increase must be at least three times the sum of:

o   the most recent Monthly Deduction from the Total Account Value; and

o the Specified Amount of the increase multiplied by the applicable Cost of Insurance Rate divided by 1000.

The 5-year period as described in the No Lapse Coverage provision will restart for the increase on the Issue Date of the increase.

The Basic Monthly Premium after the increase will be based on the new Specified Amount.

DECREASE IN SPECIFIED AMOUNT
You may decrease the Specified Amount at any time after the 5th Certificate Year. We will not allow a decrease in the Specified Amount if the Specified Amount would be reduced below the Minimum Specified Amount.

For a decrease in the Specified Amount, the Issue Date will be the Monthly Deduction Day on or next following the date on which Your Written Request is received.

The decrease, including any decrease in connection with a Partial Surrender or a change in Death Benefit Option, will reduce any past increases in the reverse order in which they occurred.


70263-96
                                      15

The Basic Monthly Premium will after a decrease, including any decrease in connection with a Partial Surrender, will be based on the new Specified Amount.

CHANGE IN DEATH BENEFIT OPTION
Any change in the Death Benefit option is subject to the following conditions:

o We will not allow a change in the Death Benefit option if the Specified Amount will be reduced below the Minimum Specified Amount.

o The change will take effect on the Monthly Deduction Day on or next following the date on which Your Written Request is received.

o   Evidence of insurability may be required.

CHANGE FROM OPTION 1 TO 2
Changes from Option 1 to 2 will be allowed at any time. The Specified Amount will be reduced to equal the Specified Amount less the Total Account Value at the time of the change.

The Basic Monthly Premiums following the change will be based on the new Specified Amount.

CHANGE FROM OPTION 2 TO 1
Changes from Option 2 to 1 will be allowed at any time. The new Specified Amount will equal the Specified Amount plus the Total Account Value as of the date of the change.

The Basic Monthly Premiums following the change will be based on the new Specified Amount.

CHANGE OF FUND(S)
If shares of any Fund are no longer available for investment by the Separate Account or, in Our judgment, further investment in such shares should become inadvisable or inappropriate in view of the purpose of the Certificate, We may cease to make such Fund shares available under the Certificate prospectively, or we may substitute shares of other Fund(s) for shares already acquired. We may also, from time to time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state or federal securities laws. We reserve the right to substitute shares of another Fund for shares already acquired without a proxy vote.

The investment policy of a Separate Account may not be changed without the approval of the Insurance Commissioner of the State of Connecticut and the approval of the Superintendent of the State of New York. The approval process has been filed with the Commissioner.

We will notify You of any change.

SEPARATE ACCOUNT
Variable Life Account B is a Separate Account established by Us in accordance with the laws of the State of Connecticut and the State of New York. Income, realized and unrealized gains and losses from the assets of Variable Life Account B will be credited to or charged against Variable Life Account B without regard to Our other income, gains, or losses. Variable Life Account B's liabilities arise from the variable life insurance policies that it supports. The assets of Variable Life Account B are available to cover the liabilities of the General Account only to the extent that Variable Life Account B's assets exceed its liabilities.

The value of the assets of Variable Life Account B is determined whenever the Certificate's benefits vary and at the end of every Valuation Period.


70263-96
                                      16

PART X - SETTLEMENT OPTIONS

CONDITIONS

All or part of the Proceeds of this Certificate may be applied under one or more of the options described below. An election shall be made by Written Request filed with the Home Office. The Payee of Proceeds may make this election if no prior election has been made. Our consent to the election of an option is required if:

    o the Payee is not a natural person receiving payments in his or her own right; or

    o   the Payee is an assignee of this Certificate.

When any option is chosen, the Payee must designate whether the annuity will be:
     (a) a fixed annuity

     (b) a variable annuity, or

     (c) a combination of (a) and (b).

If a fixed annuity is chosen, the annuity purchase rate for the option chosen will reflect at least the minimum guaranteed interest rate of 3.0%.

Where a variable annuity is chosen, the Payee must elect an assumed annual net return rate of 3.5% or 5.0%. If not elected, We will use an assumed annual net return rate of 3.5%. The assumed annual net return rate is the interest rate used to determine the amount of the first annuity payment under a variable annuity.

If a variable annuity is chosen, the Payee must allocate the amount among the allowable Funds. We reserve the right to allow no more than four funds to be selected at any one time.

FUND ANNUITY UNITS:
The number of Fund(s) annuity units is based on the amount of the first variable annuity payment which is equal to:

     (a) the portion of the proceeds (minus any premium tax) applied to pay a variable annuity; divided by

     (b) 1,000; multiplied by

     (c) the payment rate for the option chosen.

Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) annuity unit value on the tenth Valuation Date before the due date of the first payment to determine the number of each Fund annuity units. The number of each Fund annuity units remains fixed. Each future payment is equal to the sum of the products of each Fund annuity unit value multiplied by the appropriate number of units. The Fund annuity unit value on the tenth Valuation Date prior to the due date of the payment is used.

FUND ANNUITY UNIT VALUE:
For any Valuation Date, a Fund(s) annuity unit value is equal to:

     (a) the value for the previous Valuation Date; multiplied by

     (b) the annuity net return factor(s) for the period; multiplied by

     (c) a factor to reflect the assumed annual net return rate.

The daily net return rate factor for an assumed annual net return rate of 3.5% per year is 0.9999058. The daily net return rate factor for an assumed annual net return rate of 5.0% is 0.9998663.


70263-96
                                      17

The dollar value of a Fund annuity unit values and annuity payments may go up or down due to investment gain or loss. Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

FUND ANNUITY NET RETURN FACTOR: The Annuity net return factor(s) are used to compute all Separate Account Annuity payments for any Fund.

The Annuity net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate. The net return rate is equal to:

     (a) the value of the shares of the Fund held by the Separate Account at the end of a Valuation Period, minus

     (b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period, plus or minus

     (c) taxes (or reserves for taxes) on the Separate Account (if any); divided by

     (d) the total value of the Fund(s) record units and Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus

     (e) a daily charge for annuity mortality and expense risks, which may include profit, of 1.25%.

A Net Return Rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

FUND TRANSFERS DURING THE ANNUITY PERIOD:
At the request of the Payee, all or any portion of amount allocated to a Fund may be transferred from any Fund to any other allowable Fund. During the annuity period, the maximum number of allowable transfers in a calendar year is four. We reserve the right to change the number of allowable transfers.

Transfer requests must be expressed as a percentage of the allocation among the Funds of the amount upon which the variable annuity will be based. We may establish a minimum transfer amount. Transfers will be processed as of the Valuation Date next following when a transfer request is received in good order at Our Home Office.

70263-96
                                      18

ANNUITY OPTIONS:
OPTION 1 -- PAYMENTS FOR A STATED PERIOD OF TIME -- An annuity will be paid for 5 to 30 years. If payments for this option are made under a variable annuity, the present value of all or a portion of any remaining guaranteed payments may be withdrawn at any time. If a withdrawal is requested within 5 years after the start of payments, it will be treated as a surrender.

                                   OPTION 1
                     PAYMENTS FOR A STATED PERIOD OF TIME
                   AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

 ---------------------------------------------------------------------
                  Monthly                                     Monthly
  YEARS           Payment               Years                 Payment
 =====================================================================
   5               17.91                 18                    5.96
   6               15.14                 19                    5.73
   7               13.16                 20                    5.51
   8               11.68                 21                    5.32
   9               10.53                 22                    5.15
  10                9.61                 23                    4.99
  11                8.86                 24                    4.84
  12                8.24                 25                    4.71
  13                7.71                 26                    4.59
  14                7.26                 27                    4.47
  15                6.87                 28                    4.37
  16                6.53                 29                    4.27
  17                6.23                 30                    4.18
 ---------------------------------------------------------------------


70263-96
                                      19

                                   OPTION 1
                     PAYMENTS FOR A STATED PERIOD OF TIME
                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

 ---------------------------------------------------------------------
                  Monthly                                     Monthly
  YEARS           Payment               Years                 Payment
 =====================================================================
  5                18.12                 18                    6.20
  6                15.35                 19                    5.97
  7                13.38                 20                    5.75
  8                11.90                 21                    5.56
  9                10.75                 22                    5.39
 10                 9.83                 23                    5.24
 11                 9.09                 24                    5.09
 12                 8.46                 25                    4.96
 13                 7.94                 26                    4.84
 14                 7.49                 27                    4.73
 15                 7.10                 28                    4.63
 16                 6.76                 29                    4.53
 17                 6.47                 30                    4.45
 ---------------------------------------------------------------------

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

 ---------------------------------------------------------------------
                  Monthly                                     Monthly
  YEARS           Payment               Years                 Payment
 =====================================================================
  5                18.74                 18                    6.94
  6                15.99                 19                    6.71
  7                14.02                 20                    6.51
  8                12.56                 21                    6.33
  9                11.42                 22                    6.17
 10                10.51                 23                    6.02
 11                 9.77                 24                    5.88
 12                 9.16                 25                    5.76
 13                 8.64                 26                    5.65
 14                 8.20                 27                    5.54
 15                 7.82                 28                    5.45
 16                 7.49                 29                    5.36
 17                 7.20                 30                    5.28
 ---------------------------------------------------------------------

OPTION 2 -- LIFE INCOME BASED ON THE LIFE OF THE ANNUITANT-- Payments will be made until the death of the Annuitant. When this option is chosen, a choice from the following must be made:

     (a)  payments cease at the death of the Annuitant;

     (b)  payments may be guaranteed for 5-30 years; or


70263-96
                                      20

     (c) cash refund: If the Annuitant dies, the Beneficiary will receive a lump sum payment equal to the amount applied to the annuity option (less any premium tax) allocated to the fixed annuity option less the total amount of fixed annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the annuity option is allocated to this feature.

                                   OPTION 2
                                  LIFE INCOME
                   AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
               PAYMENTS GUARANTEED FOR A STATED PERIOD OF YEARS

 --------------------------------------------------------------------------------------------------
    Adjusted
     Age of          None            5            10             15            20           Cash
    Annuitant                                                                              Refund
 ==================================================================================================

       50           $ 4.05        $ 4.05        $ 4.03         $ 3.99        $ 3.93        $ 3.89
       51             4.12          4.11          4.09           4.05          3.99          3.94
       52             4.19          4.19          4.16           4.11          4.04          4.00
       53             4.27          4.26          4.23           4.18          4.10          4.06
       54             4.35          4.34          4.31           4.25          4.16          4.12

       55             4.44          4.42          4.39           4.32          4.22          4.19
       56             4.53          4.51          4.47           4.40          4.29          4.26
       57             4.62          4.61          4.56           4.48          4.35          4.33
       58             4.72          4.71          4.65           4.56          4.42          4.41
       59             4.83          4.81          4.75           4.64          4.49          4.49

       60             4.95          4.93          4.86           4.73          4.55          4.57
       61             5.07          5.05          4.97           4.83          4.62          4.66
       62             5.20          5.17          5.08           4.92          4.69          4.76
       63             5.34          5.31          5.20           5.02          4.76          4.85
       64             5.49          5.45          5.33           5.12          4.83          4.96

       65             5.65          5.61          5.47           5.22          4.89          5.06
       66             5.82          5.77          5.61           5.33          4.96          5.18
       67             6.01          5.94          5.75           5.44          5.02          5.30
       68             6.20          6.13          5.91           5.54          5.08          5.42
       69             6.41          6.33          6.07           5.65          5.14          5.56

       70             6.64          6.54          6.23           5.76          5.19          5.70
       71             6.88          6.76          6.41           5.86          5.24          5.84
       72             7.14          7.00          6.59           5.97          5.28          6.00
       73             7.43          7.26          6.77           6.06          5.32          6.16
       74             7.73          7.53          6.96           6.16          5.35          6.33

       75             8.06          7.82          7.14           6.25          5.38          6.51
 --------------------------------------------------------------------------------------------------

 RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


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                                      21

                                   OPTION 2
                                  LIFE INCOME
                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%
               PAYMENTS GUARANTEED FOR A STATED PERIOD OF YEARS

 -----------------------------------------------------------------------------------
    Adjusted
     Age of          None            5            10             15            20
    Annuitant
 ===================================================================================

       50           $ 4.34        $ 4.34        $ 4.31         $ 4.27        $ 4.22
       51             4.41          4.40          4.38           4.33          4.27
       52             4.48          4.47          4.45           4.40          4.32
       53             4.56          4.55          4.52           4.46          4.38
       54             4.64          4.63          4.59           4.53          4.44

       55             4.72          4.71          4.67           4.60          4.50
       56             4.81          4.80          4.75           4.67          4.56
       57             4.91          4.89          4.84           4.75          4.62
       58             5.01          4.99          4.93           4.83          4.69
       59             5.12          5.10          5.03           4.92          4.75

       60             5.23          5.21          5.13           5.00          4.82
       61             5.36          5.33          5.24           5.09          4.88
       62             5.49          5.45          5.35           5.19          4.95
       63             5.63          5.59          5.47           5.28          5.02
       64             5.78          5.73          5.60           5.38          5.08

       65             5.94          5.89          5.73           5.48          5.15
       66             6.11          6.05          5.87           5.58          5.21
       67             6.29          6.22          6.02           5.69          5.27
       68             6.49          6.41          6.17           5.79          5.33
       69             6.70          6.60          6.33           5.90          5.38

       70             6.92          6.81          6.49           6.00          5.43
       71             7.17          7.04          6.66           6.10          5.48
       72             7.43          7.27          6.84           6.20          5.52
       73             7.71          7.53          7.02           6.30          5.55
       74             8.02          7.80          7.20           6.39          5.59

       75             8.35          8.08          7.38           6.48          5.62
 -----------------------------------------------------------------------------------

RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


70263-96
                                      22

                                   OPTION 2
                                  LIFE INCOME
                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%
               PAYMENTS GUARANTEED FOR A STATED PERIOD OF YEARS

 -----------------------------------------------------------------------------------
    Adjusted
     Age of          None            5            10             15            20
    Annuitant
 ===================================================================================

       50           $ 5.26        $ 5.25        $ 5.22         $ 5.17        $ 5.11
       51             5.33          5.32          5.28           5.23          5.15
       52             5.40          5.38          5.34           5.29          5.20
       53             5.47          5.45          5.41           5.35          5.26
       54             5.54          5.53          5.48           5.41          5.31

       55             5.63          5.61          5.56           5.47          5.36
       56             5.71          5.69          5.63           5.54          5.42
       57             5.80          5.78          5.72           5.61          5.47
       58             5.90          5.88          5.81           5.69          5.53
       59             6.01          5.98          5.90           5.77          5.59

       60             6.12          6.09          6.00           5.85          5.65
       61             6.24          6.21          6.10           5.93          5.71
       62             6.37          6.33          6.21           6.02          5.77
       63             6.51          6.46          6.33           6.11          5.83
       64             6.66          6.60          6.45           6.20          5.89

       65             6.82          6.75          6.57           6.30          5.95
       66             6.99          6.91          6.71           6.39          6.01
       67             7.17          7.08          6.85           6.49          6.06
       68             7.36          7.27          6.99           6.59          6.12
       69             7.57          7.46          7.15           6.69          6.17

       70             7.80          7.67          7.30           6.78          6.21
       71             8.05          7.89          7.47           6.88          6.25
       72             8.31          8.13          7.64           6.97          6.29
       73             8.59          8.38          7.81           7.06          6.33
       74             8.90          8.64          7.99           7.15          6.36

       75             9.23          8.93          8.16           7.23          6.38
 -----------------------------------------------------------------------------------

RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


70263-96
                                      23

OPTION 3 -- LIFE INCOME BASED UPON THE LIVES OF TWO ANNUITANTS-- An annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died.
When this option is chosen, a choice of the following must be made:

     (a)  100% of the payment to continue after the first death;

     (b)  66 2/3% of the payment to continue after the first death;

     (c)  50% of the payment to continue after the first death;

     (d) 100% of the payment to continue after the first death with a guarantee of 5-30 years:

     (e) 100% of the payment to continue at the death of the second annuitant and 50% of the payment to continue at the death of the Annuitant; or

     (f) 100% of the payment to continue after the first death with a cash refund feature. If the Annuitant and joint Annuitant die, the Beneficiary will receive a lump sum payment equal to the amount applied to the annuity option (less any premium tax) less the total amount of fixed annuity payments paid prior to such death. This cash refund feature is only available if the total amount applied to the annuity option is allocated to this feature.

                                   OPTION 3
                        LIFE INCOME FOR TWO ANNUITANTS
                   AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
 -----------------------------------------------------------------------------------------------------------------------------
        ADJUSTED AGES
 --------------------------------                                                Option 3d
   Annuitant          Second       Option 3a      Option 3b      Option 3c        10 Years         Option      Option 3f
                    Annuitant                                                    Guaranteed          3e
 =============================================================================================================================
     55                50           $ 3.69          $ 4.05         $ 4.27          $ 3.69           $ 4.03        $ 3.69
     55                55             3.88            4.25           4.47            3.87             4.14          3.87
     55                60             3.99            4.44           4.71            3.98             4.20          3.98

     60                55             3.99            4.44           4.71            3.98             4.42          3.98
     60                60             4.24            4.71           4.99            4.23             4.57          4.23
     60                65             4.38            4.97           5.32            4.38             4.65          4.38

     65                60             4.38            4.97           5.32            4.38             4.93          4.38
     65                65             4.72            5.33           5.70            4.71             5.14          4.72
     65                70             4.93            5.68           6.15            4.91             5.27          4.91

     70                65             4.93            5.68           6.15            4.91             5.66          4.91
     70                70             5.40            6.21           6.70            5.36             5.96          5.38
     70                75             5.69            6.68           7.32            5.62             6.13          5.66

     75                70             5.69            6.68           7.32            5.62             6.67          5.66
     75                75             6.37            7.45           8.15            6.23             7.12          6.33
     75                80             6.78            8.11           8.99            6.54             7.36          6.71
 -----------------------------------------------------------------------------------------------------------------------------

RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


70263-96
                                      24

                                   OPTION 3
                        LIFE INCOME FOR TWO ANNUITANTS
                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

 ----------------------------------------------------------------------------------------------------------
        ADJUSTED AGES
 --------------------------------                                                Option 3d
   Annuitant          Second       Option 3a      Option 3b      Option 3c        10 Years         Option
                    Annuitant                                                    Guaranteed          3e
 ==========================================================================================================

       55              50           $ 3.97          $ 4.35         $ 4.56          $ 3.97           $ 4.31
       55              55             4.16            4.54           4.76            4.15             4.42
       55              60             4.27            4.73           5.00            4.26             4.48

       60              55             4.27            4.73           5.00            4.26             4.70
       60              60             4.51            4.99           5.27            4.50             4.84
       60              65             4.66            5.25           5.61            4.65             4.93

       65              60             4.66            5.25           5.61            4.65             5.22
       65              65             4.99            5.61           5.99            4.98             5.42
       65              70             5.19            5.97           6.44            5.17             5.54

       70              65             5.19            5.97           6.44            5.17             5.93
       70              70             5.67            6.49           6.99            5.62             6.23
       70              75             5.95            6.96           7.61            5.87             6.40

       75              70             5.95            6.96           7.61            5.87             6.95
       75              75             6.64            7.73           8.43            6.48             7.40
       75              80             7.04            8.39           9.29            6.79             7.64
 ----------------------------------------------------------------------------------------------------------

RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


70263-96
                                      25

                                   OPTION 3
                        LIFE INCOME FOR TWO ANNUITANTS
                AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES
       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

 ----------------------------------------------------------------------------------------------------------
        ADJUSTED AGES
 --------------------------------                                                Option 3d
   Annuitant          Second       Option 3a      Option 3b      Option 3c        10 Years         Option
                    Annuitant                                                    Guaranteed          3e
 ==========================================================================================================

       55              50           $ 4.88          $ 5.26         $ 5.48          $ 4.88           $ 5.23
       55              55             5.04            5.44           5.66            5.04             5.32
       55              60             5.15            5.63           5.91            5.14             5.38

       60              55             5.15            5.63           5.91            5.14             5.59
       60              60             5.37            5.87           6.16            5.37             5.72
       60              65             5.52            6.14           6.51            5.51             5.80

       65              60             5.52            6.14           6.51            5.51             6.10
       65              65             5.83            6.49           6.87            5.82             6.29
       65              70             6.04            6.84           7.34            6.00             6.41

       70              65             6.04            6.84           7.34            6.00             6.81
       70              70             6.49            7.35           7.87            6.44             7.08
       70              75             6.77            7.84           8.51            6.68             7.25

       75              70             6.77            7.84           8.51            6.68             7.81
       75              75             7.45            8.60           9.33            7.27             8.25
       75              80             7.86            9.28          10.20            7.57             8.49
 ----------------------------------------------------------------------------------------------------------

RATES ARE BASED ON MORTALITY FROM 1983 TABLE A. THE RATES DO NOT DIFFER BY SEX.
   RATES FOR AGES NOT SHOWN WILL BE PROVIDED ON REQUEST AND WILL BE COMPUTED
           ON A BASIS CONSISTENT WITH THE RATES IN THE ABOVE TABLES.


OPTION 4 - PAYMENT OF INTEREST ON PROCEEDS LEFT WITH US. Proceeds held under this option may be left with Us after the Death of the Payee only with Our consent. By Written Request, the Payee may later elect to:

o   receive all or a portion of the amount held under this option; or

o apply all or a portion of this amount to Options 1,2 or 3 as described above.

Other Options -- We may make other options available as allowed by the laws of the state in which this Certificate is delivered.

OTHER TERMS OF ANNUITY OPTIONS:

    (a) Generally, the first annuity payment must be made as required by federal law.

    (b) Payments will be made on a monthly basis unless the Payee requests otherwise.

    (c) No choice of any annuity option may be made if the first payment would be less than $50 or if the total payments in a year would be less than $250 (unless otherwise required by state law).


70263-96
                                      26

    (d) For purposes of calculating the guaranteed first payment of a variable annuity or the payments for a fixed annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the annuity commencement date reduced by one year for annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999.
            The Annuitant's and second Annuitant's age will be reduced by two years for annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for annuity commencement dates occurring in each succeeding decade.

    (e) If a fixed annuity under Option 1, 2 or 3 is elected, We will use the applicable current settlement option rate if it will provide higher fixed annuity payments.

    (f) When annuity payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

DEATH BENEFIT:
Upon the death of the Annuitant(s), any remaining guaranteed payments will continue to the beneficiary unless the beneficiary elects to receive the present value of any remaining guaranteed payments in a lump sum. Such payments will be paid at least as rapidly as under the method of distribution then in effect. If the beneficiary dies while receiving payments, the present value of any remaining guaranteed payments will be paid in one sum to the beneficiary's estate.

The interest rate used to determine the first annuity payment will be used to calculate the present value. The present value will be determined as of the Valuation Period in which proof of death acceptable to Us and a request for payment is received at Our Home Office.


70263-96
                                      27

    FLEXIBLE PREMIUM GROUP VARIABLE UNIVERSAL LIFE INSURANCE CERTIFICATE

o   FLEXIBLE PREMIUMS PAYABLE UNTIL MATURITY DATE OR DEATH
o   PROCEEDS  PAYABLE UPON THE FIRST EVENT TO OCCUR -  SURRENDER,  MATURITY OR
    DEATH
o   NON-PARTICIPATING - NO DIVIDENDS PAYABLE

    THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY BE FIXED OR VARIABLE AND MAY INCREASE OR DECREASE. THE DEATH BENEFIT IS PAYABLE AS DESCRIBED IN THE DEATH BENEFIT OPTIONS AND PROCEEDS SECTIONS OF THIS CERTIFICATE.

    VALUES IN EACH FUND HELD IN A SEPARATE ACCOUNT MAY INCREASE OR DECREASE DAILY. SUCH VALUES ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE CERTIFICATE VALUES SECTION OF THIS CERTIFICATE FOR MORE INFORMATION.


70263-96
                                      28